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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	State or Jurisdiction of Incorporation or Limited Partnership
NorthWestern Corporation	Delaware
NorthWestern Growth Corporation	South Dakota
Cornerstone Propane GP, Inc.	California
SYN Inc.	Delaware
NorthWestern Capital Corporation	Delaware
Blue Dot Services Inc. Blue Dot Service Inc.'s subsidiaries (heating, air conditioning & plumbing services companies) are hereby omitted	Delaware
Expanets, Inc. Expanets, Inc.'s subsidiaries (voice, video, data and web-enabled solutions providers) are hereby omitted	Delaware
Clark Fork and Blackfoot, L.L.C.	Montana LLC
NorthWestern Capital Partners, LLC	Delaware LLC
NorthWestern Services Group, Inc.	South Dakota
Nekota Resources, Inc.	South Dakota
NorthWestern Energy Corporation	South Dakota
NorthWestern Energy Development, LLC	Delaware LLC
NorthWestern Generation I, LLC	Delaware LLC
Montana Megawatts I, LLC	Delaware LLC
NorthWestern Energy Marketing, LLC	Delaware LLC
CornerNorth LLC	Delaware LLC
Grant, Inc.	South Dakota
NorthWestern Montana First Megawatts, LLC	Delaware LLC
NorthWestern Capital Ventures, LLC	Delaware LLC
Discovery Energy Solutions, Inc.	Montana
One Call Locators, Ltd.	Montana
Montana Power Services Company	Montana
Colstrip Community Services Company	Montana
Canadian-Montana Pipe Line Company	Canada
Risk Partners Assurance, Ltd.	Bermuda

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT